SUB ITEM 77Q3:

         Under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures within 90 days of the filing date of this Report, and, based on their evaluation, our chief executive officer and chief financial officer have concluded that these controls and procedures are effective. There were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

         Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act, the Investment Company Act or on Form N-CSR, is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act, the Investment Company Act or on Form N-CSR, is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.



                                 CERTIFICATIONS

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, William B. Klinsky, certify that:

1. I have reviewed this semi-annual report on Form N-SAR (this "Report") of Valor Investment Fund, Inc. (the "Fund");

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3. Based on my knowledge, the financial information included in this Report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Fund as of, and for, the periods presented in the Report;

4. The Fund's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in Section 270.30a-2(c) of the Investment Company Act of 1940) for the Fund and have:

         (i) Designed such disclosure controls and procedures to ensure that material information relating to the investment company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the periodic reports are being prepared;

         (ii) Evaluated the effectiveness of the Fund's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the "Evaluation Date"); and

         (iii) Presented in this Report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

(5) The Fund's other certifying officer and I have disclosed, based on our most recent evaluation, to the Fund's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

         (i) All significant deficiencies in the design or operation of internal controls which could adversely affect the Fund's ability to record, process, summarize and report financial data and have identified for the Fund's auditors any material weaknesses in internal controls; and

         (ii)Any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund's internal controls; and

(6) The Fund's other certifying officers and I have indicated in this Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

March  24, 2003

/s/ William B. Klinsky
-----------------------------------
William B. Klinsky
President (Chief Executive Officer)
Valor Investment Fund, Inc.